Filed with the U.S. Securities and Exchange Commission on November 5, 2021 under the Securities Act of 1933, as amended.
No. 333-254532
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
Amendment No. 6 to FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________
Arena Fortify Acquisition Corp. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	86-2228751 (I.R.S. Employer Identification No.)

405 Lexington Avenue, 59th Floor

New York, NY 10174

212-612-3205
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________
Daniel Zwirn

Chief Executive Officer

405 Lexington Avenue, 59th Floor

New York, NY 10174

212-612-3205

(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________ Copies to:
Julian Seiguer Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601		E. Ramey Layne Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222
__________________ Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one warrant(2)	17,250,000 Units	$10.00	$172,500,000	$15,991
Shares of Class A common stock included as part of the units(3)	17,250,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	8,625,000 Warrants	—	—	—(4)
Shares of Class A common stock underlying redeemable warrants (3)	8,625,000 Shares	$11.50	$99,187,500	9,195
Total			$271,687,500	$25,186 (5)

(1)		Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 2,250,000 units, consisting of 2,250,000 shares of Class A common stock and 1,125,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)		No fee pursuant to Rule 457(g).
(5)		Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Arena Fortify Acquisition Corp. is filing this Amendment No. 6 to its Registration Statement on Form S-1 (File No. 333-254532) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Business Combination Marketing Agreement*
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation*
3.3	Bylaws*
3.4	Form of Amended and Restated Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Class A Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Kirkland & Ellis LLP*
10.1	Promissory Note, dated February 22, 2021, issued to Arena Fortify Sponsor LLC*
10.2

Forms of Letter Agreement between the Registrant and Arena Fortify Sponsor LLC, Cowen Investments II LLC and Intrepid Financial Partners, L.L.C. and Letter Agreement between the Registrant and its officers and directors*

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.4	Form of Registration and Stockholder Rights Agreement among the Registrant and certain security holders*
10.5	Securities Subscription Agreement, dated February 22, 2021, between the Registrant and Arena Fortify Sponsor LLC*
10.6	Securities Purchase Agreement, dated March 19, 2021, between the Registrant, Arena Fortify Sponsor LLC and Cowen Investments II LLC*
10.7	Securities Purchase Agreement, dated March 19, 2021, between the Registrant, Arena Fortify Sponsor LLC and Intrepid Financial Partners, L.L.C.*
10.8	Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement, dated October 4, 2021, between the Registrant and Arena Fortify Sponsor LLC*
10.9	Surrender of Shares and Amendment No. 1 to the Securities Purchase Agreement, dated October 4, 2021, between the Registrant and Cowen Investments II LLC*
10.10	Surrender of Shares and Amendment No. 1 to the Securities Purchase Agreement, dated October 4, 2021, between the Registrant and Intrepid Financial Partners, L.L.C.*
10.11	Form of Private Placement Warrants Purchase Agreement between the Registrant and Arena Fortify Sponsor LLC*
10.12	Form of Private Placement Warrants Purchase Agreement between the Registrant and Cowen Investments II LLC*
10.13	Form of Private Placement Warrants Purchase Agreement between the Registrant and Intrepid Financial Partners, L.L.C.*
10.14	Forms of Indemnity Agreements*
10.15	Form of Initial Stockholder Note to be issued by the Registrant to Arena Fortify Sponsor LLC at closing of the initial public offering*

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Exhibit No.	Description
10.16	Form of Initial Stockholder Note to be issued by the Registrant to Cowen Investments II LLC at closing of the initial public offering*
10.17	Form of Initial Stockholder Note to be issued by the Registrant to Intrepid Financial Partners, L.L.C. at closing of the initial public offering*
23.1	Consent of Marcum LLP**
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement)*

*	Previously filed.
**	Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of November, 2021.

ARENA FORTIFY ACQUISITION CORP.

By:	/s/ Daniel Zwirn
Daniel Zwirn Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Daniel Zwirn	Chief Executive Officer and Director	November 5, 2021
Daniel Zwirn	(Principal Executive Officer)

*	Chief Financial Officer and Director	November 5, 2021
Kieran Goodwin	(Principal Financial and Accounting Officer)

*	Director	November 5, 2021
Franklin S. Edmonds, Jr.

*	Director	November 5, 2021
Marc McCarthy

*	Director	November 5, 2021
James E. Crockard III

*By: /s/ Daniel Zwirn
Daniel Zwirn
Attorney-in-Fact

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